UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2015

UNILIFE CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	001-34540	27-1049354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Cross Farm Lane, York, Pennsylvania	17406
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 384-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

The following is an update on a previously-reported legal proceeding involving Unilife Corporation and its subsidiaries (collectively, the “Company”). A former employee, Talbot Smith, who was terminated for cause by Unilife, filed a civil complaint in the United States District Court of the Eastern District of Pennsylvania on August 30, 2013, and an amended complaint on March 5, 2014, alleging that he was wrongly terminated in retaliation for making allegations about the Company’s compliance practices. We and various third parties, including law firms and regulatory consulting firms, investigated the allegations made by Mr. Smith and determined that his allegations were without merit, and the Company brought counterclaims against Mr. Smith. Discovery concluded and in February 2015 we filed our motions for summary judgment with the District Court, seeking entry of judgment in favor of the Company on the claims brought by Mr. Smith against the Company, and entry of judgment in favor of the Company on the claims brought by the Company against Mr. Smith.

Following the discovery process and while the Company’s motions for summary judgment were pending before the District Court, on August 18, 2015, Mr. Smith dismissed his claims against the Company with prejudice and issued the following public apology: “I would like to correct issues arising from claims I brought against Unilife. I now understand that there were no violations of FDA regulations during my tenure at Unilife. In addition, in the summer of 2011, Unilife issued press releases which stated that they had begun shipments of validated Unifill product to customers. I now understand that the production process was in fact validated. Claims I brought were made in error and I apologize to Unilife, its shareholders, business partners and employees.”

In connection with the resolution and dismissal of the action, Mr. Smith agreed to make a payment to the Company to settle the Company’s claims against him. Mr. Smith received no payment as part of the resolution and dismissal of his claims against the Company, and his attorney received a reduced portion of her fees from the Company’s insurer. The entire action in the District Court has been dismissed with prejudice and the matter is now concluded.

The Company issued a press release announcing the settlement of the Talbot Smith litigation. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation

Date: August 19, 2015	By:	/s/ Alan Shortall
Alan Shortall
Chairman and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release dated August 19, 2015